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                                 EXHIBIT 23.1

                         Consent of Ernst & Young LLP

We consent to the incorporation by reference of our report dated August 15, 2001, with respect to the consolidated financial statements of Matrix Service Company included in this Form 10-K for the year ended May 31, 2001, in the following registration statements.

Matrix Service Company 1990 Incentive Stock     Form S-8     File No. 33-36081
Option Plan

Matrix Service Company 1991 Stock Option        Form S-8     File No. 333-56945
Plan, as amended

Matrix Service Company 1995 Nonemployee         Form S-8     File No. 333-2771
Directors' Stock Option Plan



Tulsa, Oklahoma                                       /s/ Ernst & Young LLP
August 15, 2001